SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:	☐
Filed by a Party other than the Registrant:	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

TechPrecision Corporation

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
NELSON OBUS
JOSHUA LANDES

Robert D. Straus

General Victor Eugene Renuart, Jr., U.S. Air Force (Ret.)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 30, 2024, Wynnefield Partners Small Cap Value, L.P. I and its affiliates (“Wynnefield”), and Robert D. Straus (together, with Wynnefield, the “Group”) issued a public letter to the stockholders of TechPrecision Corporation (the “Letter”).

A copy of the Letter is filed herewith as Exhibit A.

IMPORTANT Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Partners Small Cap Value, L.P.; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Nelson Obus; Joshua Landes; and Robert D. Straus (collectively, the “Group”) together with General Victor Eugene “Gene” Renuart, Jr., U.S. Air Force (Ret.) are participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TechPrecision Corporation (the “Company”). The Group intends to file a proxy statement (the “2024 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

The Group may be deemed to beneficially own 633,606 shares of the Company’s common stock, representing approximately 7.0% of the Company’s outstanding common stock. Other than the Group, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2024 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2024 Proxy Statement with the SEC, the Group intends to mail the definitive 2024 Proxy Statement and an accompanying universal proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE GROUP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2024 Proxy Statement and any other documents filed by the Group with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

You may stay abreast of information about our director nominees and the Group's campaign by visiting our campaign website at www.rebuildTPCScredibility.com.

EXHIBIT A

WYNNEFIELD SEEKS TO REBUILD TECHPRECISION CREDIBILITY FOR ALL STOCKHOLDERS

WYNNEFIELD HIGHLIGHTS TWO DIRECTOR NOMINEES TO ADDRESS TECHPRECISION’S DISMAL
STOCKHOLDER RETURNS, RECENT M&A DEBACLES AND LACK OF TRANSPARENCY

Launches Campaign Website at www.rebuildTPCScredibility.com

NEW YORK, July 30, 2024

Wynnefield Partners Small Cap Value, L.P. I and its affiliates (“Wynnefield”), and Robert D. Straus (together, with Wynnefield, the “Group”), who collectively own more shares of TechPrecision Corporation (the “Company”) (NASDAQ: TPCS) than any other stockholder, collectively owning approximately 7.0% of the Company’s outstanding common stock according to Bloomberg, today launched a campaign website at www.rebuildTPCScredibility.com and issued the following public letter to the Company’s stockholders.

Dear Fellow TechPrecision Stockholders:

We are writing to you as the largest collective stockholders of TechPrecision Corporation (“TechPrecision” or the “Company”), owners of approximately 7.0% of the Company’s outstanding common stock according to Bloomberg. The Company’s upcoming 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), tentatively scheduled by the Company for October 2, 2024, must be about rebuilding TechPrecision’s credibility and repairing the relationship between the Company and its stockholders.

On July 2, 2024, the Group delivered a letter to the Company notifying it of Wynnefield’s intention to nominate and seek to elect General Victor Eugene “Gene” Renuart, Jr., U.S. Air Force (Ret.) and Robert D. Straus as members of the Company’s Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting. The biographies of General Renuart and Mr. Straus are set forth at the end of this letter. To this end, we will soon be mailing to you a proxy statement and a GREEN proxy card where you will have an opportunity to vote on the future of TechPrecision. Please be on the lookout for our proxy materials. In the meantime, you may find additional information at our newly launched campaign website at www.rebuildTPCScredibility.com.

We believe new independent voices are needed on TechPrecision’s Board as we seek better transparency and disciplined business judgement.

➢	NEW INDEPENDENT VOICES on the Board to give stockholders the ability to express concerns and objectives, and to effectuate change.
➢	TRANSPARENCY to allow stockholders the opportunity to assess the Company’s investment risks and the Board’s performance.
➢	DISCIPLINED BUSINESS JUDGEMENT to avoid poorly conceived and costly strategies like the recently failed acquisition of Votaw Precision Technologies, Inc. (“Votaw”) and to enhance stockholder value.

The Group believes the Company and the Board have failed its stockholders, and their decisions have resulted in the Company significantly underperforming the market over the past five years.

➢	TechPrecision’s total stockholder returns are unfavorable in absolute and relative terms:

			Russell	Relative
Metric	Time Period	TPCS	Micro Index	Performance
Proposed Votaw Acquisition	11/29/23 to 07/02/24	-47.1%	13.1%	-60.2%
STADCO Acquisition	08/25/21 to 07/02/24	-41.5%	-19.0%	-22.5%
2024 Performance	12/29/23 to 07/02/24	-33.6%	-2.0%	-31.6%
1-Year	07/03/23 to 07/02/24	-53.2%	4.0%	-57.2%
3-Year	07/03/21 to 07/02/24	-31.2%	-22.2%	-9.0%
5-Year	07/03/19 to 07/02/24	-37.7%	30.1%	-67.8%

➢	M&A Debacles Resulted in Significant Stockholder Dilution.
○	FAILED Votaw transaction resulted in the Company paying a share-based M&A break-up fee to Doerfer Corporation, Votaw’s parent company. The Company paid M&A advisory fees with borrowings from its revolver, necessitating the Company to then raise additional capital in order to repay such loans. On July 8, 2024, TechPrecision sold shares and warrants at $3.45 per-share.
○	AGREEING TO PURCHASE Votaw without an assured financing commitment in place violated fundamental M&A practices and basic process tenets.
○	LAGGING STADCO acquisition is still not fully integrated and remains an underperformer after nearly three years, per Company SEC filings. In August 2021, the STADCO acquisition was funded by an equity capital raise at $4.40 per-share, which is 27.5% higher than the recent raise.

➢	Transparency & Governance.
○	LACK OF transparency prevents stockholders from reasonably valuing the Company’s investment risks.
○	FAILURE to timely file SEC reports demonstrates the Board’s poor oversight and management of the Company.

Wynnefield’s Statement of Beneficial Ownership on Schedule 13D

Please see Wynnefield’s Statement of Beneficial Ownership on Schedule 13D relating to TechPrecision’s common stock, filed with the Securities and Exchange Commission on July 2, 2024, a copy of which can be found at: https://www.sec.gov/Archives/edgar/data/1251565/000110465924077375/tm2418446d1_sc13d.htm

2024 Annual Meeting

According to information provided from bank and broker intermediaries, the Company has tentatively scheduled the 2024 Annual Meeting for Wednesday, October 2, 2024, and the record date for the 2024 Annual Meeting has been tentatively scheduled for August 13, 2024. Owners of TechPrecision’s common stock as of August 13, 2024 will be entitled to vote at the 2024 Annual Meeting.

Biographies

General Victor Eugene “Gene” Renuart, Jr., U.S. Air Force (Ret.) is a retired four-star general of the U.S. Air Force with over 39 years of service and extensive experience in military leadership, national defense, and aerospace operations. The Group believes that General Renuart’s proven military, governmental and corporate leadership record, his extensive experience in multi-national strategic and operational planning, fiscal oversight of large organizations with annual multi-billion-dollar budgets as well as his public company and private company board of director experience, provide him with unique skills, insights and qualifications to serve as a member of the Company’s Board and any of its committees.

Robert D. Straus is an institutional portfolio manager with 25 years of proven experience investing in and serving as an advisor to C-suite executives of public and private companies. His expertise includes evaluating business and capital allocation strategies as well as advising on executive compensation structure, strategic initiative analysis and corporate governance best practices. The Group believes that Mr. Straus’ extensive investment, financial, capital allocation and strategic initiative analysis expertise, as well as his significant corporate governance experience serving as a director and board committee member of publicly traded companies, provide him with unique skills, insights and qualifications to serve as a member of the Company’s Board and any of its committees.

Important Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Partners Small Cap Value, L.P.; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Nelson Obus; Joshua Landes; and Robert D. Straus (collectively, the “Group”) together with General Victor Eugene “Gene” Renuart, Jr., U.S. Air Force (Ret.) are participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TechPrecision Corporation (the “Company”). The Group intends to file a proxy statement (the “2024 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

The Group may be deemed to beneficially own 633,606 shares of the Company’s common stock, representing approximately 7.0% of the Company’s outstanding common stock. Other than the Group, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2024 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2024 Proxy Statement with the SEC, the Group intends to mail the definitive 2024 Proxy Statement and an accompanying universal proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE GROUP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2024 Proxy Statement and any other documents filed by the Group with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

You may stay abreast of information about our director nominees and the Group’s campaign by visiting our campaign website at www.rebuildTPCScredibility.com.

Respectfully yours,

Nelson J. Obus	Robert D. Straus
Founder	Portfolio Manager

Media:

Daniel Yunger

Kekst CNC

Daniel.yunger@kekstcnc.com